UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 25, 2011

            CAMCO FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

     814 Wheeling Avenue, Cambridge, Ohio  43725
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:                (740) 435-2020

          Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 25, 2011, Camco Financial Corporation (“Camco”) appointed John E. Kirksey, 53 years old, to serve as the Senior Vice President, Chief Financial Officer and Treasurer of Camco and its wholly-owned subsidiary, Advantage Bank.

Mr. Kirksey’s salary will be $129,000.  Camco entered into a Change of Control Agreement with Mr. Kirksey (the “Agreement”), a copy of which is attached as Exhibit 10 and incorporated herein by reference.  The Agreement has a term ending on January 31, 2012, which may be extended at the discretion of Camco’s Board of Directors for additional one-year periods prior to each anniversary of the Agreement.  The Agreement provides that Mr. Kirksey is entitled to certain benefits if he (i) is terminated by Camco within six months before or one year after a Change of Control, or (ii) terminates his employment within one year after a Change of Control for specific reasons set forth in the Agreement.  In either case, Mr. Kirksey will be entitled to an amount equal to two times his annual base compensation and payment of his health insurance premiums until the earliest of (A) the second anniversary of his termination or (B) the date on which he is eligible to be included in another employer's benefit plans as a full-time employee.  All terms not defined herein are as defined in the Agreement.

On April, 1, 2011, Camco will grant 5,000 shares of Incentive Stock Options to Mr. Kirksey in connection with his appointment.  The stock will be immediately exercisable and the exercise price of the options will equal the fair market value of Camco common stock on the date of grant.

Mr. Kirksey will participate in Camco cash and equity incentive plans which provide for the payment of certain bonuses upon the achievement of corporate performance objectives which are set by the Compensation Committee.  His potential award is 60% of his base salary and the amount achieved per year will be split 43% cash and 57% stock.

A copy of the press release announcing Mr. Kirksey’s appointment is attached as Exhibit 99 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits
Item 9.01.                      Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description
10	Change of Control Agreement
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION

By:	/s/ James E. Huston
James E. Huston
Chief Executive Officer

Date: March 30, 2011